Exhibit 10.2

SYNOVUS FINANCIAL CORP.
Board of Directors Compensation
(Effective April 26, 2012)

Cash Compensation

Annual Board Retainer	$40,000

Annual Board Committee Member Retainers:
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$10,000
Credit Committee*	$10,000

Annual Committee Chair Retainers:**
Audit Committee	$15,000
Compensation Committee	$10,000
Corporate Governance and Nominating Committee	$10,000
Risk Committee	$10,000
Credit Committee*

Annual Lead Director Retainer	$5,000

*	Note: The Credit Committee is a committee of the Synovus Bank Board of Directors.

**	Note: The committee chair will receive both an annual committee member retainer and an annual committee chair retainer.

Equity Compensation

An award of 9,434 restricted stock units on each of April 25, 2012 and April 26, 2012, both of which vest immediately and are transferable only at the time of certain repayment of the aggregate obligations of the Company under the Troubled Asset Relief Program

Director Stock Purchase Plan

Annual maximum company cash contribution per director participant to company-sponsored open market stock purchase plan, with company’s contribution equal to 50% of director participant’s cash contribution, subject to annual maximum contribution limit by director of $20,000	$10,000